UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

SKYLINE CHAMPION CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	001-04714	35-1038277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 West Big Beaver Road, Suite 1000
Troy, Michigan		48084
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 614-8211

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2023, Skyline Champion Corporation, an Indiana corporation (“Skyline Champion”) announced that it had entered into a share subscription agreement (the “Subscription Agreement”) with ECN Capital Corp. (“ECN Capital”), pursuant to which Skyline Champion has agreed to make an approximately C$185 million equity investment in ECN Capital on a private placement basis (the “Private Placement”) in exchange for 33,550,000 common shares of ECN Capital (the “Common Shares”) at a price per share of C$3.04 (“Share Issue Price”) and 27,450,000 mandatory convertible preferred shares, Series E of ECN Capital (“Convertible Preferred Shares”) at a price per share of C$3.04. Upon closing of the Private Placement, Skyline Champion is expected to beneficially own an approximate 19.9% interest in ECN Capital (assuming the conversion of all Convertible Preferred Shares).

In connection with the closing of the Private Placement, Skyline Champion and ECN Capital will form a captive finance company (the “Captive FinanceCo”) that will be 51% owned by Skyline Champion and 49% owned by Triad Financial Services, Inc. (“Triad”), a wholly-owned subsidiary of ECN Capital. The Captive FinanceCo will be focused on providing (1) a tailored retail finance loan program for Skyline Champion’s customers and (2) a new branded floorplan offering for Skyline Champion and its affiliates in the manufactured home finance space. The Captive FinanceCo will operate with services provided by Triad.

Subscription Agreement

The Subscription Agreement contains customary representations and warranties from each of Skyline Champion and ECN Capital and each have agreed to customary covenants including, among others, covenants of ECN Capital relating to the conduct of ECN Capital’s business during the interim period between the execution of the Subscription Agreement and closing of the Private Placement.

The Subscription Agreement entitles each of Skyline Champion and ECN Capital to certain termination rights, exercisable upon the occurrence of certain events, including, among others, termination by either party if the closing of the Private Placement has not occurred within 45 days of the date of the Subscription Agreement (subject to extension in certain circumstances) and provided that such right of termination will not be available to a party whose failure to fulfill any obligation under the Subscription Agreement shall have been the principal cause of, or primarily resulted in, the failure of closing to occur on or before such date.

ECN Capital intends to use the net proceeds of the Private Placement for general corporate purposes.

While the Convertible Preferred Shares will not be listed on any stock exchange, ECN Capital has applied for conditional approval for the listing of the underlying Common Shares on the Toronto Stock Exchange (“TSX”). ECN Capital has also applied for conditional approval from the TSX for the listing of the Common Shares to be acquired by Skyline Champion pursuant to the Private Placement.

The Private Placement is expected to close in September 2023, subject to certain customary closing conditions including the receipt of conditional approval from the TSX and expiry of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Terms of the Convertible Preferred Shares

The Convertible Preferred Shares are initially convertible on a one-for-one basis into an aggregate of 27,450,000 Common Shares based on an initial liquidation preference and conversion price equal to the Share Issue Price, each of which are subject to customary anti-dilution adjustments. The Convertible Preferred Shares are convertible at any time at the option of Skyline Champion, are convertible at the option of ECN Capital in connection with a change of control of ECN Capital and will automatically convert into Common Shares on the fifth anniversary of closing of the Private Placement, in each case subject to a conversion cap in the event that, as a result of any conversion, Skyline Champion would hold in excess of 19.9% of outstanding Common Shares.

The Convertible Preferred Shares will receive cumulative cash dividends at a rate of 4.0% per annum on the liquidation preference, payable semi-annually.

Each holder of the Convertible Preferred Shares will be entitled to vote on an as-converted basis for all matters on which holders of Common Shares vote and, except as otherwise required by law, will vote together as a single class with the Common Shares.

The Convertible Preferred Shares will not be transferable other than to affiliates of Skyline Champion or with the prior approval of the Board of Directors of ECN Capital.

Investor Rights Agreement

Pursuant to an investor rights agreement to be entered into on closing of the Private Placement (the “Investor Rights Agreement”), Skyline Champion will have the right to nominate one director to serve on the Board of Directors of ECN Capital. On closing, ECN Capital intends to appoint Mark Yost, President and Chief Executive Officer of Skyline Champion, to the Board of Directors of ECN Capital.

The Investor Rights Agreement will also provide for, among other things, customary piggy-back registration rights, pre-emptive rights, standstill and voting support obligations. In addition, Skyline Champion and ECN Capital will also agree pursuant to the Investor Rights Agreement that for a two-year period from the closing of the Private Placement: (i) unanimous approval of the Board of Directors of ECN Capital will be required in order to market the sale of Triad, pursue any material acquisitions or dispositions outside of the ordinary course (subject to certain agreed upon dispositions) or pay any dividends in excess of ECN Capital’s current quarterly dividends on its Common Shares and existing preferred shares and dividends on the Convertible Preferred Shares; (ii) Skyline Champion will have a right to match in connection with unsolicited offers to acquire ECN Capital or Triad; and (iii) the Common Shares to be acquired by Skyline Champion pursuant to the Private Placement will be subject to a lock-up period, subject to permitted transfers to affiliates of Skyline Champion.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, the “forward-looking statements”). Such statements are based on the current expectations and views of future events of ECN Capital’s and Skyline Champion’s management. In some cases the forward-looking statements can be identified by words or phrases such as “will”, “expect”, “anticipate”, “intend”, “potential”, “estimate”, “believe” or the negative of these terms, or other similar expressions intended to identify forward-looking statements. Forward-looking statements in this communication include those relating to the Private Placement and the Captive FinanceCo, including the anticipating timing of closing the Private Placement, the expected use of proceeds of the Private Placement, the expected appointment of Mark Yost to the Board of Directors of ECN Capital and the anticipated benefits of the Private Placement to ECN Capital and the Captive FinanceCo to ECN Capital and Skyline Champion. The forward-looking expectations discussed in this communication may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting ECN Capital and Skyline Champion, including risks regarding the expected timing of the closing of the Private Placement and launch of Captive FinanceCo, the market’s acceptance of Captive FinanceCo’s retail finance program and branded floorplan offering, and the parties’ plans, strategies and objectives. Forward-looking statements by their nature are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause ECN Capital’s and Skyline Champion’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements contained herein. Accordingly, readers should not place undue reliance on such forward-looking statements. A discussion of the material risks and assumptions associated with ECN Capital’s business can be found in ECN Capital’s Management Discussion and Analysis for the three and six months ended June 30, 2023 and Annual Information Form dated March 30, 2023 which can be accessed at www.sedarplus.ca. A discussion of the material risks and assumptions associated with Skyline Champion’s business can be found in Skyline Champion’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023 previously filed with the Securities and Exchange Commission (“SEC”), as well as in Skyline Champion’s Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC. Accordingly, readers should not place undue reliance on any forward-looking statements or information. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and ECN Capital and Skyline Champion do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

10.1*	Share Subscription Agreement, dated August 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Regulation S-K Item 601(a)(5) and Regulation S-K Item 601(b)(10). The Registrant agrees to furnish a copy of all omitted portions of this exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyline Champion Corporation

Date:	August 17, 2023	By:	/s/ Robert Spence
Robert Spence Senior Vice President, General Counsel and Secretary